EXHIBIT 23.1

Madsen & Associates, CPA
684 East Vine Street
Murray, UT 84107

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of PeopleString Corporation

We hereby consent to the use in this Annual Report on Form 10-K of PeopleString Corporation for the year ended December 31, 2012, of our report dated March 30, 2012 relating to the financial statements for the years ended December 31, 2011 and 2010, listed in the accompanying index.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc. Murray, Utah July 16, 2013